Exhibit 10.24

“CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTIONS

OF THIS DOCUMENT HAVE BEEN REDACTED AND FILED SEPARATELY

WITH THE SECURITIES AND EXCHANGE COMMISSION.”

MANUFACTURE AND SUPPLY AGREEMENT
INDUSTRIAL RESEARCH LIMITED	AGREEMENT TO MANUFACTURE AND SUPPLY DECK CHECKER MACHINES AND SUPPLY COMPONENTS

Industrial Research Limited “Industrial Research”	Contract Authority:	C.E.O. / Designated General Manager

	Project Manager:	Sunny Hill

	Address for service:	24 Balfour Rd Parnell Auckland, New Zealand

	Phone number:	+649 303 4116

	Email address:	s.hill@irl.cri.nz
VendingData Corporation “The Purchaser”	Contract Authority:	Steven Blad

	Project Manager:	Julie Guy

	Manufacturing Contact:	William Roquemore

	Address for service:	6830 Spencer Street, Las Vegas, NV 89119, USA

	Phone number:	+ 1 702 733 7195

	Email address:	paula@VendingData.com

General Provisions	The parties agree to the terms and conditions set out in Part A and Part B of this agreement.

SIGNATURE		For Industrial Research Limited		For VendingData Corporation

		/s/Liz Coutts		/s/Steven J. Blad
		Authorised signatory		Authorised signatory
	Name:	Elizabeth M. Coutts	Name:	Steven J. Blad
	Date:	12/12/02	Date:	11/25/02 President & CEO
		/s/Nigel Kirkpatrick		/s/Julie Guy
		Authorised Signatory		Authorised Signatory
	Name:	Nigel Kirkpatrick	Name:	Director of Purchasing
	Date:	19/12/02	Date:	11/25/02

“CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE COMMISSION”

INTRODUCTION
A.		Industrial Research carries out research and development and manufactures products in relation to imaging and sensing technologies, including optical character software.
B.		The Purchaser carries out business relating to the design, manufacture and supply of products to the gaming industry.
C.

Industrial Research has previously developed for Dolphin Advanced Technology, certain intellectual property in an electromechanical device which uses optical character verification software to check decks of playing cards (“Deckchecker”).

D.		The Purchaser has acquired the rights to and intellectual property embodied in the Deckchecker.
E.		The parties wish to enter this agreement to govern Industrial Research’s:
	•	upgrade and supply of 11 Mk 2.9 Deckcheckers —(VendingData will ship 5 earlier version Deckchecker machines to Industrial Research for upgrading)
	•	manufacture and supply of 100 Mk 3 Deckcheckers;
	•	supply of 100 pre-assembly kits to the Purchaser; and
	•	supply of a further *** pre-assembly kits subject to the terms & conditions outlined in Part B, in particular Clause 20.

PART A

SPECIFICATION
See Appendix 1.

SERVICES

A  10 Working Day training course on the assembly & operation of the Deckcheckers to be held in Las Vegas, Nevada, USA. The Purchaser will incur the costs relating to the travel and accommodation for the appointed trainer for the duration of the course.

B.  VendingData will send 1-2 employees to New Zealand at a time agreed upon for training in assembly & manufacture of the units.  The Purchaser will incur the costs relating to the travel and accommodations, and Industrial Research will provide such training at no additional cost to the Purchaser.

Agreement-Commencement Date	26th November, 2002.

CONTACT PERSONS
Industrial Research Ltd: James Downey Tel: + 64 9 373 8668, Email: j.downey@irl.cri.nz

VendingData Corporation: Steven Blad Tel: + 1 702 733 7195, Email: paula@VendingData.com

“CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE COMMISSION”

PRICE

1) Upgrade & supply of eleven  Mk2.9 Deckcheckers

Item	Qty	Unit Price	Total
Deck Checker Mk2.9 Upgrade	11	***	***

Payment structure

              •30% payment down to commence work

              •30% upon shipping

              •40% Net 30 days

2) Manufacture & supply of one hundred Mk3 Deckcheckers

Item	Qty	Unit Price	Total
* Deck Checker Mk3	100	***	***

* excludes front & back covers and output box

Payment structure

              •30% payment down to commence work

              •25% by January 20th, 2003 (with verification that would indicate completion is on schedule)

              •20% upon shipping

              •25% Net 30 days

3) Supply of one hundred Pre-assembly Kits

Item	Qty	Unit Price	Total
* Pre-assembly Kits	100	***	***

* excludes front & back covers and output box

Payment structure

              •30% payment down to commence work

              •25%  by January 20th, 2003 (with verification that would indicate completion is on schedule)

              •20% upon shipping

              •25% Net 30 days

All prices are in New Zealand dollars.. Prices are exclusive of taxes, duties, shipping & handling.

DELIVERY

Upgrade & supply of eleven Mk2.9 Deckcheckers

Completed ready for shipping — December 31st, 2002.

Manufacture & supply of one hundred Mk3 Deckcheckers

Completed ready for shipping:

              •10 units by February 21st , 2003

              •20 units by February 28th, 2003

              •20 units March 7th, 2003

              •25 units  March 14, 2003

              •25 units March 21st, 2003

Supply of one hundred Pre-assembly Kits

Ready for shipping:

              •25 units by March 28th, 2003

              •25 units by April 4th, 2003

              •25 units by April 11th, 2003

              •25 units by April 18th, 2003

PART B
STANDARD TERMS AND CONDITIONS

1.                INTERPRETATION

1.1              Definitions:  In this agreement unless the context otherwise requires:

                   “Commencement Date” means the date specified in Part A.

                   “Deckchecker” means the product manufactured and supplied by IRL in accordance with the Specification set out in Part A.

                   “Delivery” means the delivery of the items listed in Part A by IRL to the Purchaser.  “Deliver” and “Delivered” have a similar meaning.

                   “Delivery Date” means the date for the delivery of the items specified by the Purchaser in Part A.

                   “Delivery Point” means the Purchaser’s warehouse or grocery trade central distribution centre where Delivery is to be made, as specified to IRL by the Purchaser.  A Delivery Point must not be a retail store.

                   “Factory” means the Industrial Research manufacturing facility.

                   “Packaging Materials” means packaging and labelling materials for the items as specified in the Specifications.

                   “Person” includes any body corporate, association or partnership.

                   “Preassembly Kits” means the components in the pre-assembly kit as specified in the Specification.

                   “Price” means the price set out in Part A.

                   “Quarter” means the period in a Season 1 June to 31 August, 1 September to 30 November, 1 December to 28 or 29 February or 1 March to 31 May.

                   “Services” means the services to be provided by Industrial Research as specified in Part A.

                   “Specifications” means the specifications set out in Part A.

                   “Working Day” means any day other than Saturday, Sunday or a public holiday in Wellington, New Zealand.

1.2              General:

                   a)                A reference to any party to this agreement includes that party’s successors and permitted assigns.

                   b)               Words importing the singular include the plural and vice versa;

                   c)                Headings are inserted for convenience and do not affect interpretation of this agreement.

                   d)               Amounts are in NZ$ unless otherwise stated and exclude every tax and duty.

2.                SUPPLY AND PURCHASE

2.1              Industrial Research will manufacture, package and supply to the Purchaser, and the Purchaser shall purchase from Industrial Research, 100 Deckcheckers and 11 Deckcheckers upgraded in accordance with the Specification on the terms and conditions contained in this agreement.

2.2              Industrial Research will package and supply to the Purchaser, and the Purchaser shall purchase from Industrial Research, 100 Pre-assembly Kits on the terms and conditions contained in this agreement.

2.3              Industrial Research will provide to the Purchaser the Services specified in Part A.  The Purchaser shall notify Industrial Research within a reasonable time necessary for Industrial Research to arrange all travel, training and documentation, the schedule for the training.

2.4              The Purchaser acknowledges that the Price does not include the costs of airfare, lodging and $30/day per diem but that the Price does include the cost of delivering 2 trainers over that 10 day period.

2.5              The Purchaser agrees to pay on an actual and reasonable basis the costs excluded from the Price as recorded in clause 2.4.

3.                DELIVERY, PROPERTY AND RISK

3.1              Industrial Research will inform the Purchaser when any goods are available to be despatched from Industrial Research’s premises, and the Purchaser will arrange and meet the cost of transporting the same from Industrial Research to the Purchaser.

3.2              The Purchaser assumes all risk in the goods once they are despatched to the Purchaser.

3.3              The Purchaser shall inspect any goods delivered to it as soon as practicable after delivery and shall promptly notify Industrial Research of any defects in the goods.  If the Purchaser does not notify Industrial Research of any defects within 10 days of delivery to the Purchaser, the Purchaser shall be deemed to have accepted the goods.

3.4              If the Purchaser fails to take delivery of the goods within seven days of receiving written notification of their readiness for despatch, Industrial Research may charge the Purchaser for any costs incurred by it in storing the goods, providing the delivery schedule is within the agreed upon schedule dates.  Industrial Research shall be entitled to sell or otherwise dispose of the goods after giving the Purchaser a further thirty days notice.  Any surplus upon a sale of goods pursuant to this clause after deducting Industrial Research’s storage costs and all of its costs incurred in selling the goods shall be offset against moneys owing from the Purchaser to Industrial Research.  Any balance shall be refunded to the Purchaser.  If the price received by Industrial Research is insufficient to cover all of its storage and selling costs, the Purchaser shall immediately pay the excess to Industrial Research.  The Purchaser reserves the right to apply any monies paid for rejected goods to be applied towards non-rejected goods at the discretion of the Purchaser.

3.5              Legal and equitable title in any goods supplied by Industrial Research pursuant to this agreement shall be retained by Industrial Research until all amounts payable to Industrial Research under this agreement have been paid.  If the goods have not been paid for in full within 30 days of the date on which payment was due Industrial Research may enter the Purchaser’s premises at any reasonable time and seize the goods.

4.                PRICE AND PAYMENT

4.1              The Purchaser shall pay Industrial Research the Price for any Deckchecker or Pre-assembly Kit and any Services ordered by, and despatched to, the Purchaser as specified in Part A.

4.2              Industrial Research shall invoice to the Purchaser upon notifying the Purchaser in accordance with clause 3.1  Interest shall be payable on overdue amounts at a rate equal to 5 percent above the base lending rate of the Bank of New Zealand from time to time from the due date until the date payment is received.  Such interest shall accrue on a daily basis and be payable on demand.

4.3              Without limiting any of Industrial Research’s other rights and remedies under this agreement, if any payment under this agreement is not made on the due date Industrial Research shall be entitled to suspend manufacturing or despatching goods or performing any Service until such overdue payment is made.

5.                QUALITY

5.1              Industrial Research will comply with the Specification when manufacturing and supplying Deckcheckers and when supplying Pre-assembly Kits.

5.2              If any goods supplied by Industrial Research does not comply with the Specifications or any other requirement referred to in this agreement at despatch and the Purchaser notifies Industrial Research within 10 days of Delivery of such non-compliance, then the Purchaser shall be entitled to reject such non-complying goods and Industrial Research shall, at the option of the Purchaser, either use best endeavours to promptly replace such goods, or credit the Purchaser with an amount equal to the Price of such goods.

5.3              Industrial Research shall exercise reasonable care and skill in manufacturing the Deckcheckers, consistent with standards generally accepted in the scientific professions.

6.                INDEMNITY AND LIABILITY

6.1              In no circumstances will Industrial Research be liable to the Purchaser for any loss of profits or any consequential, indirect or special loss or damage of any kind whatsoever.

6.2              Industrial Research shall not be liable for any claim, proceeding, loss, cost, damage or expense arising out of or in connection with:

                   a)                any error or omission in any information obtained from any third party (including the Purchaser);

                   b)               any act or omission of any third party (including the Purchaser);

                   c)                any infringement by the Purchaser of any intellectual property rights of third parties.

6.3              No claim shall be made by the Purchaser against Industrial Research in respect of the goods or services provided by Industrial Research under this agreement unless notice of the claim has been given by the Purchaser to Industrial Research in good faith and in reasonable detail within a period of 12 months commencing on the date of expiry or termination of this agreement.

6.4              Notwithstanding any other provision in this agreement, the liability of Industrial Research (whether in contract, tort including negligence of otherwise) to the Purchaser in any calendar year for any loss or damage suffered by the Purchaser (howsoever arising) shall not, in aggregate in that calendar year, exceed the amount (exclusive of goods and services tax, if any) paid for goods by the Purchaser to Industrial Research under this agreement.

6.5              The Purchaser agrees that, for the benefit of Industrial Research’s subsidiaries, officers, employees and subcontractors, the Purchaser will not make any claim against any such subsidiaries, officers, employees or subcontractors for any loss or damage sustained by the Purchaser arising out of or in connection with the Work to be carried out by Industrial Research under this agreement.

6.6              Clause 6.5 is enforceable at the suit of Industrial Research and its subsidiaries, officers, employees and contractors.

6.7              Industrial Research warrants that clear title to any goods provided to the Purchaser pursuant to this agreement will pass to the Purchaser when title passes.  To the extent allowed by law every other warranty or guarantee implied by custom or law in relation to the goods or services provided by Industrial Research under this agreement is excluded including, without limitation, any warranty that the goods or services provided are fit for their intended purpose.  the Purchaser agrees that the services and goods (if any) provided by Industrial Research are supplied for business purposes.

6.8              If a third party alleges any liability (whether actual or contingent) or commences any proceedings against Industrial Research or the Purchaser (“third party claim”) in respect of which that party (“claiming party”) makes, or is in a position where it could reasonably anticipate that it might seek to make, any claim against the other party (“defending party”), the following procedures shall apply:

                   a)                the claiming party shall immediately give notice of the third party claim to the defending party;

                   b)               the claiming party will not make any payment or admission of liability in respect of the third party claim without the prior written consent of the defending party;

                   c)                the defending party  may elect to defend in the name of the claiming party any third party claim involving any litigation.  The defending party must notify the claiming party of its election within 14 days of receiving notice of the third party claim.  The claiming party shall provide or procure to be provided such assistance as the defending party may reasonably require provided that the defending party agrees to pay the costs of the claiming party in providing assistance in defending the third party claim; and

                   d)               the claiming party shall take all reasonable steps to avoid or mitigate any loss or liability which might give rise to a claim and will not take any active steps which would or could directly and inevitably result in the occurrence of an indemnifiable event.

7.                CONTACT PERSON

7.1              Each party shall nominate in writing a representative who shall represent it in all matters pertaining to this agreement (“Contact Person”). The initial Contact Person for each party is set out in Part A.  The Contact Person may be altered by its appointing party at any time by written notice.

8.                CONFIDENTIAL INFORMATION

8.1              During the term of this agreement it may be necessary for one party to disclose to the other certain confidential information including, but not limited to, research and development information, product information, manufacturing information, testing methods or results, materials of any kind which can reasonably be regarded as being sensitive to and/or of commercial value to the other party, any materials designated by the disclosing party as being “confidential”, and quality assurance requirements (“Confidential Information”).

8.2              Each party (including its employees and all persons under its control) that receives any such Confidential Information from the other party (including its employees and all persons under its control) shall exercise due care at all times to prevent the unauthorised disclosure or use of that Confidential Information.

8.3              Confidential Information shall only be used by the other party for the purposes of performing its obligations under this agreement or for such other purpose as may be agreed by the disclosing party.  These obligations shall not apply to:

                   a)                information which is or becomes (through no breach or fault of the receiving party) patented, published or otherwise part of the public domain; and

                   b)               information which is required to be provided under penalty of law provided  that the receiving party has taken such steps as are available under law (but not the institution of legal action) to protect such information and notifies the disclosing party hereunder of its obligation to make such disclosure prior to the time such disclosure is made.

8.4              The obligations contained in this clause 8 shall be in full force and effect from the date of this agreement and shall continue in full force and effect after the termination or expiration of this agreement.

8.5              The provisions of this clause 8 are subject to the provisions of clause 9.

9.                INTELLECTUAL PROPERTY RIGHTS

9.1              Unless otherwise agreed in writing, all intellectual property rights and other rights of a proprietary nature subsisting in each party prior to the commencement of this agreement shall remain with that party.

9.2              Industrial Research acknowledges that all patents, patent applications, trade marks, trade mark applications and other intellectual property rights and other rights of a proprietary nature subsisting in or relating to the Deckchecker are the sole and exclusive property of the Purchaser (“Product IP”).  Nothing in this agreement shall be construed as providing, or otherwise transferring, any of the Product IP to Industrial Research.

9.3              For the term of this agreement, only, the Purchaser grants Industrial Research a non-exclusive licence to the Product IP for the sole purpose of manufacturing, for the sole and exclusive benefit of the Purchaser, the Deckchecker in New Zealand, including the application of any of the Purchaser’s trade marks to the Deckchecker.  Notwithstanding any other term or condition of this agreement, the Purchaser may revoke this non-exclusive license, in its sole discretion, at anytime, for any reason, or for no reason whatsoever.

9.4              Industrial Research shall not, at any time during the term of this agreement or after the termination or expiration of this agreement, contest or challenge in any legal proceedings or otherwise, the Purchaser’s ownership of the Product IP.

10.             TERMINATION

10.1            Without prejudice to any other right or remedy it may have, either party (“the Terminating Party”) may terminate this agreement forthwith by written notice to the other party (“the Defaulting Party”) on the happening of any of the following:

                   a)                the commission of a material breach of this agreement by the Defaulting Party provided that, if such breach is capable of remedy, notice of termination shall not take effect unless the Defaulting Party has failed to remedy such breach to the reasonable satisfaction of the Terminating Party within 30 days  following receipt by the Defaulting Party of notice of termination specifying the breach concerned.  For the purposes of this clause, the following shall be deemed to be a material breach of this agreement: i. a failure to pay any sum of money on the due date, and ii. a failure to provide the Deckchecker or pre-assembly kits on or before the dates specified herein.

                   b)               the commencement of a winding up of the Defaulting Party (otherwise than for the purposes of a solvent reconstruction of the Defaulting Party) or the appointment of a receiver, statutory manager or other similar functionary over any of the assets or undertakings of the Defaulting Party.

10.2            The termination of this agreement shall not relieve a party of due performance by such party of any obligation assumed by or imposed on that party under this agreement at any time prior to termination.

11.             DISPUTES

11.1            In the event of any dispute or disagreement between the parties arising out of or in connection with this agreement (“Dispute”), the Contact Person of each party will negotiate in good faith in an attempt to resolve the Dispute.

11.2            If the Contact Persons are unable to resolve a Dispute within 14 days (or such longer period as the parties may agree) of both Contacts Persons being made aware of the existence of the Dispute, the matter shall be referred to senior representatives of both parties who shall then negotiate in good faith in an attempt to resolve the Dispute.

11.3            Other than in the case of urgent interlocutory relief, no party will instigate any arbitration or court proceedings in relation to a Dispute, unless and until the dispute resolution procedures set out in clauses 11.1 and 11.2 have been exhausted.

11.4            If the senior representatives of both parties are unable to resolve a Dispute within 14 days of the Dispute being referred to them in accordance with clause 11.2, either party may refer the Dispute to mediation or arbitration, as they determine.

12.             FORCE MAJEURE

12.1            Each party shall promptly notify the other in writing of any situation or event arising from circumstances beyond the reasonable control of that party which makes it impossible for that party to carry out in whole or in part its obligations under this agreement.  Neither party shall be liable for any failure to perform its obligations hereunder if prevented from doing so by reason of any such situation or event, provided that it shall have used all reasonable endeavours to perform its obligations notwithstanding such situation or event.

13.             MODIFICATION AND ASSIGNMENT

13.1            No modification of this agreement shall be valid unless in writing and signed by an authorised signatory of each party.

13.2            Industrial Research shall not assign or otherwise transfer its rights or obligations under this agreement without the prior written consent of the Purchaser (such consent not to be unreasonably withheld).

14.             WAIVER

14.1            A failure by a party to enforce a provision of this agreement shall not constitute a waiver of any right to future enforcement of that or any other provision.

15.             NOTICES

15.1            Any notice required or permitted to be given to a party under this agreement shall be delivered or sent by registered post addressed to the registered office to Steven J. Blad, and a copy to Stacie L. Brown , with a supplemental copy to be sent by facsimile transmission or electronic mail.  Any notice sent by registered post shall be deemed to have been received on the fifth business day following posting by registered post.

“CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE COMMISSION”

16.             BINDING NATURE, SEVERABILITY

16.1            This agreement shall be binding upon the successors and permitted assigns of the parties.

16.2            In the event that any term or provision of this agreement is unlawful, such provision shall be severed to the extent of such violation and the remaining provisions enforceable, but only if the severance does not materially affect the purpose of, or frustrate, this agreement.

17.             ENTIRE AGREEMENT/VARIATIONS

17.1            This contract records the entire agreement, and prevails over any earlier agreement, concerning its subject.  A variation is only effective if signed by each party.

18.             APPLICABLE LAW

18.1            This agreement shall be governed by, and construed in accordance with, the laws of New Zealand and each party submits to the non-exclusive jurisdiction of New Zealand.

19.             SUPPLY AND PURCHASE OF FURTHER *** PRE-ASSEMBLY KITS

19.1            The Purchaser warrants to Industrial Research that it will purchase a further *** Pre-assembly Kits from Industrial Research during the twelve month period following delivery of the items outlined in Part A.

19.2            The parties agree that the price for the further *** Pre-assembly Kits will be:

                   a)                negotiated in good faith by the parties during the performance of this agreement;

                   b)               based on the formula (x + 15%) + *** per unit where x is the actual and reasonable cost to Industrial Research to supply the Pre-assembly Kits; and

                   c)                no greater than the price quoted by Industrial Research to the Purchaser on 15th November, 2002 of *** NZD.

19.3            The parties agree that the supply of the *** Pre-assembly Kits shall be in accordance with this agreement.

Appendix 1

Deck Checker Mk3 Production

Functional Specification and Operational Guarantee

1.              INTRODUCTION

1.1             Overview

This document is intended as a conservative specification of the operational limits of the Mk3 Deck Checker machine.  This acts as a specification of the deliverable functionality of the first 100 units produced and the eleven units upgraded.  During production of the first 100 units, the details in this specification will be refined to produce a specification for the operational limits of future manufactured machines.  In the future case, the specification will do no worse than the details contained in this document.  That is: the performance that we will guarantee to achieve, under specified conditions, may improve over that which is guaranteed by this specification.

2.              PHYSICAL SPECIFICATION

2.1             Supply power voltage anywhere in the range 100-240VAC

2.2             Supply power frequency anywhere in the range 50-60Hz

2.3             Supply current draw no more than 2A (fused)

2.4             Extrema dimensions, infeed door closed, wxdxh = 340x300x420mm

2.5             Width required to open the infeed door = 500mm

2.6             Dimension between mounting points for output box = 160mm

2.7             Weight, excluding cards, in the range 20-22kg

2.8             Wiring assembled according to NZ electrical wiring standards

3.              CARD HANDLING SPECIFICATION

3.1             Required Conditions

3.1.1          The entire deck checker unit must be adjusted in accordance with documented operating procedures

3.1.2          Length of the cards must be in the range 85-90mm

3.1.3          Width of the cards must be in the range 60-65mm

3.1.4          Thickness of the cards must be in the range 0.25-0.35mm

3.1.5          Thickness variability of the cards must be less than 0.05mm

3.1.6          Card stack at infeed must be less than 140mm uncompressed

3.1.7          Cards must be in reasonably clean condition

3.1.8                              Deformation of cards must be insufficient to prevent a card from passing under the first gate (~3mm) without compression*

3.1.9          Card design/type must be individually approved by IRL**

3.2             Guaranteed Operation

3.2.1          Throughput in the range 200-280 cards per minute, depending upon condition of cards

3.2.2          Card singulation guaranteed (the drive motor will stall rather than double feed cards)

*                                                  The unit will perform considerably better than this specification, but there may be specific circumstances  (outside of those specified here) in which feeding cannot be guaranteed

**                                           Card design/type is considered unique for feeding if any of the following is different from a previously approved card type:  any dimensions, texture of card surface front or back, material of card construction, coating of card material

4.              INSPECTION SPECIFICATION

4.1             Required Conditions

4.1.1          The entire deck checker unit must be adjusted in accordance with documented operating procedures

4.1.2          Symbol template training must be performed in accordance with documented operating procedures

4.1.3                              Cards must meet the card handling required conditions

4.1.4          Card design/type must be individually approved by IRL**

4.2             Guaranteed Operation

4.2.1          Legal characters recognised Ace, 2 through 10, Jack, Queen, King, Heart, Diamond, Club, Spade

4.2.2          Inspection throughput matches card handling specification

4.2.3          False accepts† 0%, inspection will fail safe

4.2.4                              False rejects less than 1 in 50,000 cards, depending upon condition of cards and state of unit maintenance

**                                           Card design/type is considered unique for inspection if any of the following is different from a previously approved card type:  position of printing on face of card, colour of printing on face of card, texture of face surface of card, colour of card material or coating.  Approval is based upon: colour of printing, colour of card material, texture of card surface, position of characters, separation of characters, printing consistency as determined by IRL in controlled trials using a test inspection unit

†                                                   A false accept is a Pass result for an inspection batch‡ which does not contain a full compliment of correct playing cards.  That is; it was not correctly detected that there was an extra card present and/or a required card missing and/or a card facing the wrong way up

‡                                                 An inspection batch is up to a maximum of 8 decks of playing cards all of the same manufacture.  That is; all of the same make, model and colour of IRL approved playing cards**

5.              OPERATIONAL FUNCTIONALITY

5.1                                        Communication with the deck checker unit during normal operation is via 16 character keypad and 4 line LCD display

5.2                                        Communication with the deck checker unit during template training is via 16 character keypad and standard video monitor

5.3                                        An optical sensor checks for presence of cards at the infeed at all times, when no cards are present inspection is stopped

5.4                                        A microswitch sensor checks for presence of a correctly fitted output box at all times during inspection, if no box is present inspection is aborted

5.5                                        A card jam is reported if the camera detects no cards for a given delay, when there are cards still present at the infeed sensor

5.6             A card jam is reported if the camera detects a single card for more than a given delay

5.7                                        A card is reported as boxed if the image of the card was confusing or noisy to the camera due to complex patterns on the card surface

5.8                                        A card is reported as unrecognised if the characters detected are outside the user set tolerance values to match any trained template

5.9             The card manufacturer must be specificied at initiation of inspection

5.10           The game must be specificied at initiation of inspection

5.11           An operator number may be specificied at initiation of inspection

5.12           An table/pit number may be specificied at initiation of inspection

5.13           Up to 8 decks may be processed at one time

5.14           Decks may be processed in multiple batches without discontinuity of inspection tracking

5.15           A seal number must be entered before completetion of a successful inspection

5.16                                 A printed report will always attend a successful inspection, and may also attend an failed inspection upon request

5.17           A red light will light up upon the completion of a failed inspection

5.18           A green light will light up upon the completion of a successful inspection

6.              OPERATIONAL OUTPUT

6.1             On-board memory retains a record of the following data:

              •                 Unit serial number

              •                 Cardometer reading

              •                 Time and Date

              •                 Supervisor PIN number

              •                 Game name (x6)

              •                 Card manufacturer/type (x6)

              •                 Deck symbol configuration  (x1 per game)

              •                 Inspection region (x1 per card type)

              •                 Lighting threshold value

              •                 Suit match tolerance value (1x per card type)

              •                 Symbol match tolerance value (1x per card type)

6.2             At the completion of a failed inspection the following details can be read from the LCD, and may be printed upon request:

              •                 Inspection result (FAIL)

              •                 Time and Date

              •                 Suit and symbol of cards missing from the inspection count

              •                 Suit and symbol of extra cards found in the inspection count

              •                 Number of cards detected with unrecognised characters

              •                 Number of cards detected deemed to be boxed

6.3             At the completion of a successful inspection the following details will be printed on the inspection report:

              •                 Inspection result (PASS)

              •                 Time and Date

              •                 Operator number

              •                 Table/pit number

              •                 Number of decks inspected

              •                 Seal number

7.              UNIT MAINTENANCE

7.1             Maintenance

7.1.1          Vaccumm dust — monthly or more often as required

7.1.2          Card floor surfaces clean — monthly or more often as required

7.1.3          Optical sensor surface clean — monthly or more often as required

7.1.4          Rollers clean — monthly or more often as required

7.1.5          General exterior clean — monthly or more often as required

7.1.6          Gate adjustment tested — monthly or more often as required

7.2             Consumables

7.2.1          Printer paper

7.2.2          Fuses

7.2.3          Light bulbs

7.2.4          O-rings

7.2.5          Adjustable (floating) weight

7.2.6          Roller brushes

7.2.7          Antistatic brush

7.2.8          Main Drive Belt

7.2.9          Elevator Drive Belt